Exhibit 99.1

American Rebel Announces New Value Line Safes and Highlights Q1 Results

Dramatic Increases in Revenue and Narrowing of Net Loss Due to Champion Acquisition

Nashville, TN / May 25, 2023 / GLOBE NEWSWIRE / — American Rebel Holdings, Inc. (NASDAQ: AREB) – America’s Patriotic Brand (the “Company”) proudly announces its intention to introduce a new value line of safes to respond to strong consumer demand for safes in the $799, $999, $1,199 and $1,499 price points, in order of smaller to larger safes respectively. American Rebel, Champion, Superior and Safe Guard dealers are requesting these value line safes from the Company to meet the demands of approximately 70% of the current safe market. Also, a large big-box retailer is interested in American Rebel 2A Lockers and the Company will make a product presentation to the retailer in the coming weeks.

American Rebel CEO Andy Ross says manufacturing a quality safe in the value line price point is important to provide the safety and security of a quality safe to families possibly buying their first safe or those seeking a budget friendly alternative to the Company’s other safes. “It’s vital to have a quality product available for young families and individuals just starting out,” says Ross. “They need to have the ability to lock up their firearms, even if they only have one or two guns in the home. American Rebel is a strong supporter of the Second Amendment, but we also promote gun safety and responsible gun ownership. It’s just doing the right thing so they can be safe inside and outside their home.” Prototypes of the value line safe are in process and the Company is working towards completion of the line in the third quarter.

The Company closed on the acquisition of Champion Safe on July 29, 2022, which contributed to the Company growing its Q1 2023 revenue to $4,402,099 compared to $154,080 for the three months ended March 31, 2022. The Company also reported its Q1 2023 net loss decreased to $227,055 from a net loss of $2,628,237 for Q1 2022. To view the complete Form 10-Q for the period ended March 31, 2023, go to: https://www.sec.gov/ix?doc=/Archives/edgar/data/1648087/000149315223017266/form10-q.htm.

CEO Andy Ross continues, “We’re very proud of the progress the Company made during the first quarter and are very excited for what the future holds for American Rebel. With our success integrating the Champion acquisition, we’re actively pursuing several additional acquisition candidates to continue to grow the Company.”

About American Rebel Holdings, Inc.

American Rebel operates primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com. For investor information, visit www.americanrebel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to raise adequate working and expansion capital, our ability to efficiently incorporate acquisitions into our operations, the use of non-GAAP based pro forma financial estimates, our ability to introduce new products, our ability to meet production demands, our ability to expand our sales organization to address existing and new markets that we intend to target, our ability to meet or exceed financial and reporting estimates, our ability to effectively manufacture and sale a new value line of safes, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: American Rebel Holdings, Inc.

Company Contact:

info@americanrebel.com